Exhibit 99.1
Education Management Corporation Receives Expected NASDAQ Notice Related to Delay in 10-K Filing

Pittsburgh, Oct. 8, 2014 - Education Management Corporation (NASDAQ: EDMC), one of the largest providers of post-secondary education in North America, today announced that the company received a standard notice from NASDAQ stating that the company is not in compliance with NASDAQ Listing Rule 5250(c)(1), which requires timely filing of reports with the U.S. Securities and Exchange Commission. The Oct. 2, 2014 letter was sent as a result of the company’s delay in filing its Form 10-K for the fiscal year ended June 30, 2014, which the company announced on Sept. 16, 2014.
The NASDAQ notice has no immediate effect on the listing or trading of the company’s common stock on the NASDAQ Global Select Market. Under the NASDAQ rules, the company has 60 days to submit a plan to regain compliance. The company is resolving comments raised by the Division of Corporation Finance of the Securities and Exchange Commission and will file the Form 10-K upon resolution of the comments. If necessary, the company will submit a plan to NASDAQ in the event that it does not file its Form 10-K prior to the expiration of the 60-day period.
As previously disclosed in the company’s Form 8-K filed Oct. 2, 2014, the company’s directors and management are exploring voluntarily delisting the company’s common stock from NASDAQ and suspending its reporting obligations under the Securities Exchange Act of 1934. The company’s board of directors has not formally approved the voluntary delisting.
About Education Management Corporation
Education Management Corporation (www.edmc.edu), with approximately 119,500 students of the three month period ended March 31, 2014, is among the largest providers of post-secondary education in North America, based on student enrollment and revenue, with a total of 110 locations in 32 U.S. states and Canada. The company offers academic programs to students through campus-based and online instruction, or through a combination of both. The company is committed to offering quality academic programs and strives to improve the learning experience for its students. Its educational institutions offer students the opportunity to earn undergraduate and graduate degrees and certain specialized non-degree diplomas in a broad range of disciplines, including media arts, health sciences, design, psychology and behavioral sciences, culinary, business, fashion, legal, education and information technology.
Cautionary Statements
This press release includes information that could constitute forward-looking statements with the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which are based on information currently available to management, concern the company’s strategy, plans, intentions or expectations and typically contain words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “seeks,” “approximately,” “plans,” “projects,” or similar words, although the absence of such words does not mean that any particular statement is not forward-looking. Actual results may differ materially from those projected, expressed or implied in the forward-looking statements as a result of various factors including, without limitation, the possibility that the company will fail to consummate a restructuring plan due to the failure to obtain regulatory or shareholder approval or otherwise, and the factors set forth in our filings with the Securities and Exchange Commission including, without limitation, our annual report on Form 10-K for the fiscal year ended June 30, 2013 and Exhibit 99.1 to Form 8-K filed on October 2, 2014 under the caption “Risk Factors” and “Certain Risk Factors”, respectively. In connection with the restructuring transaction, the company may deregister the common stock with the Securities and Exchange Commission and delist it from trading on Nasdaq. Any forward-looking statements contained in this release speak only as of the date of such release, and we caution existing and prospective investors not to place undue reliance on such statements. Such forward-looking statements do not purport to be predictions of future events or circumstances, and therefore, there can be no assurance that any forward-looking statement contained our releases will prove to be accurate. The company undertakes no obligation to update or revise any forward-looking statements.
Investor Contact:
John Iannone
Director of Investor Relations
(412) 995-7727
Media Contact:
Chris Hardman
VP of Communications
(412) 995-7187